Exhibit 10.26

COHBAR, INC.

AMENDMENT

TO 8% UNSECURED PROMISSORY NOTE AND
NONTRANSFERABLE COMMON STOCK PURCHASEWARRANT

This Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant, dated as of February 25, 2020 (this “Amendment”), amends that certain 8% Unsecured Promissory Note Due 2021 (the “Note”) and the Nontransferable Common Stock Purchase Warrant (the “Warrant”) issued under that certain Note and Warrant Purchase Agreement (the “Purchase Agreement,” and together with the Note and the Warrant, the “Financing Documents”) dated [March 29, 2018][ April 13, 2018], by and between CohBar, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Investor”) and certain other parties thereto, and is entered into by and between the Company and the Investor. All capitalized terms used in this Amendment, but not defined herein, shall have the meanings given to them in the Financing Documents.

RECITALS

WHEREAS, Section 4.3 of the Note provides that the Note may be amended with the written consent of the Company and the Investor, and Section 14(a) of the Warrant provides that the Warrant may be amended with the written consent of the Company and the Investor.

WHEREAS, the Company and the Investor desire to amend the Note (i) to extend the Note’s Maturity Date from March 29, 2021 to June 30, 2021, and (ii) following the consummation of a primary offering of the Company’s common stock during the term of the Note, to offer to the Investor the opportunity to purchase shares of the Company’s common stock in a subsequent private offering upon substantially similar terms offered to those investors participating in such primary offering, and grant the Investor certain registration rights in connection therewith.

WHEREAS, the Company and the Investor desire to amend the Warrant to extend the Warrant’s Expiration Date from March 29, 2021 to March 29, 2022.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Amendment to Section 1.1 of the Note.

Section 1.1 of the Note is hereby amended and restated in its entirety to read as follows:

“1.1. Payment of Principal and Interest. Interest shall accrue and be computed on the unpaid Principal Amount from the date of this Note at the rate of eight percent (8%) per annum on the basis of a 365 day year. The Principal Amount and all interest accrued and unpaid thereon shall become due and payable on June 30, 2021 (the “Maturity Date”). Upon payment in full of all Principal Amount and accrued interest payable hereunder, Holder shall surrender this Note to Maker for cancellation.”

2. Amendments to Section 4 of the Note.

The following section is hereby added to Section 4 MISCELLANEOUS as Section 4.11 Participation Right:

“4.11. Participation Right. Following the consummation of a primary offering of the Company’s common stock or other securities for gross proceeds to the Company of at least $5.0 million, aggregated for one or more closings of such offering, during the term of the Note (the “Primary Offering”), the Company will offer to the Holder for a period of at least fifteen (15) days the opportunity to purchase shares of the Company’s common stock (the “Subsequent Offering Common Stock”), and any other of the Company’s securities sold in the Primary Offering (collectively with the Subsequent Offering Common Stock, the “Subsequent Offering Securities”), in a subsequent private offering (the “Subsequent Offering”), upon substantially similar terms as those offered to the investors participating in the Primary Offering and in an amount to allow the Holder, in the Holder’s discretion in accordance with Section 1.4 herein, to convert some or all principal and interest amounts then outstanding under the Note into Subsequent Offering Securities, to the extent permitted under applicable law and the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”); provided that the Holder will only have the right to participate in the Subsequent Offering on a pro rata basis with all other participating holders of the Notes issued pursuant to the Purchase Agreement; and provided further that in no event will the Company be required to offer or sell in the Subsequent Offering shares of its common stock (including such amounts of the Company’s securities as may be integrated therewith under Nasdaq’s rules or regulations) that exceed 19.99% of the Company’s issued and outstanding common stock at the time of the initiation or consummation of the Subsequent Offering.”

The following section is hereby added to Section 4 MISCELLANEOUS as Section 4.12 Registration Right:

“4.12. Registration Right. The Company covenants to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (or other appropriate form for which the Company is eligible) (the “Registration Statement”) registering the resale in the United States by the Holder of the Subsequent Offering Common Stock and any other shares of the Company’s common stock underlying Subsequent Offering Securities purchased by the Holder in the Subsequent Offering (collectively, the “Shares”) as soon as practicable following the initial closing (the “Initial Closing”) of the Subsequent Offering (and in any event within 180 days after the Initial Closing). If a resident of Canada, Holder acknowledges that the Shares may be subject to a 4 month hold period in Canada under applicable Canadian securities laws, regardless of whether or not the Company has filed and have declared effective by the SEC the Registration Statement registering the resale in the United States by the Holder of the Shares.”

3. Amendment to the Expiration Date of the Warrant.

The Expiration Date of the Warrant is hereby amended to be March 29, 2022.

4.  Effect of Amendment. Except as amended by this Amendment, the terms of the Financing Documents remain in full force and effect.

5. Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6. Integration. This Amendment, the Financing Documents and the documents referred to herein and therein and the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant as of the date first written above.

THE COMPANY:

COHBAR, INC.

By:
Name:
Title:

[Signature Page to Cohbar, Inc. Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant as of the date first written above.

IF AN INDIVIDUAL:

By:
(duly authorized signature)

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Date:

IF AN ENTITY:

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By:
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Title:
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[Signature Page to Cohbar, Inc. Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant]